EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

LHC Group, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LHC Group, Inc. 2010 Long-Term Incentive Plan of our report dated March 14, 2008 (except for Notes 2 and 3, as to which date is March 15, 2010), with respect to the consolidated financial statements of LHC Group Inc. and subsidiaries for the year ended December 31, 2007, included in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Ernst & Young LLP

New Orleans, Louisiana

August 20, 2010